Exhibit 99.4
ANNEX A
Explanation of Non-GAAP Financial Measures
     The accompanying HLTH Corporation press release and financial tables include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measures represent earnings before interest, taxes, non-cash and other items (which we refer to as “Adjusted EBITDA”) and related per share amounts. Adjusted EBITDA should be viewed as supplemental to, and not as an alternative for, “consolidated income (loss) from continuing operations” or “net (loss) income attributable to HLTH stockholders” calculated in accordance with GAAP. The tables attached to the accompanying press release include reconciliations of non-GAAP financial measures to GAAP financial measures.
     Adjusted EBITDA is used by HLTH’s management as an additional measure of HLTH’s overall performance and its reporting segments’ performance for purposes of business decision-making, including developing budgets, managing expenditures, and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help HLTH’s management identify additional trends in HLTH’s and its reporting segments’ financial results that may not be shown solely by period-to-period comparisons of consolidated income (loss) from continuing operations or net (loss) income attributable to HLTH stockholders. In addition, HLTH uses Adjusted EBITDA in the incentive compensation programs applicable to many of its employees in order to evaluate HLTH’s performance. HLTH management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, particularly those items that are recurring in nature. In order to compensate for those limitations, management also reviews the specific items that are excluded from Adjusted EBITDA, but included in consolidated income (loss) from continuing operations or net (loss) income attributable to HLTH stockholders, as well as trends in those items. The amounts of those items are set forth, for the applicable periods, in the reconciliations of Adjusted EBITDA to consolidated income (loss) from continuing operations or to net (loss) income attributable to HLTH stockholders that accompany our press releases containing non-GAAP financial measures, including the reconciliations contained in the tables attached to the accompanying press release.
     HLTH believes that the presentation of Adjusted EBITDA is useful to investors in their analysis of HLTH’s results for reasons similar to the reasons why HLTH’s management finds it useful and because it helps facilitate investor understanding of decisions made by HLTH’s management in light of the performance metrics used in making those decisions. In addition, as more fully described below, HLTH believes that providing Adjusted EBITDA, together with a reconciliation of Adjusted EBITDA to consolidated income (loss) from continuing operations or to net (loss) income attributable to HLTH stockholders, helps investors make comparisons between HLTH and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. However, Adjusted EBITDA is intended to provide a supplemental way of comparing HLTH with other public companies and is not intended as a substitute for comparisons based on “consolidated income (loss) from continuing operations” or “net (loss) income attributable to HLTH stockholders” calculated in accordance with GAAP. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules.
     The following is an explanation of the items excluded by HLTH from Adjusted EBITDA but included in consolidated income (loss) from continuing operations:
•	Depreciation and Amortization. Depreciation and amortization expense is a non-cash expense relating to capital expenditures and intangible assets arising from acquisitions that are expensed on a straight-line basis over the estimated useful life of the related assets. HLTH excludes depreciation and amortization expense from Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of HLTH’s business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Accordingly, HLTH believes this exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.
•	Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards to employees. HLTH believes that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in its operating performance because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of HLTH’s business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, HLTH believes that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between HLTH’s operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

•	Non-Cash Advertising Expense. This expense relates to the usage of non-cash advertising obtained from News Corporation (“Newscorp”) in exchange for equity securities issued by HLTH in 2000. The advertising was available only on various Newscorp properties, primarily its television network and cable channels, without any cash cost to HLTH and expired this year. HLTH excludes this expense from Adjusted EBITDA (i) because it is a non-cash expense, (ii) because it is incremental to other non-television cash advertising expense that HLTH otherwise incurs and (iii) to assist management and investors in comparing its operating results over multiple periods. Investors should note that it is likely that HLTH derives some benefit from such advertising.

•	Interest Income and Expense. Interest income is associated with the level of marketable debt securities and other interest bearing accounts in which HLTH invests, as well as with interest expense, including non-cash interest expense, arising from the capital structure of HLTH. Interest income and expense varies over time due to a variety of financing transactions and due to acquisitions and divestitures that HLTH has entered into or may enter into in the future. HLTH has, in the past several years, issued convertible debentures and preferred stock, repurchased shares in cash tender offers and through other repurchase transactions, conducted an initial public offering of equity in its WebMD Health Corp. subsidiary (referred to below as WHC) and completed the divestiture of certain businesses. HLTH excludes interest income and interest expense from Adjusted EBITDA (i) because these items are not directly attributable to the performance of HLTH’s business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest income and expense will recur in future periods.

•	Income Tax Provision (Benefit). HLTH maintains a valuation allowance on a portion of its net operating loss carryforwards, the amount of which may change from quarter to quarter based on factors that are not directly related to HLTH’s results for the quarter. The valuation allowance is either reversed through the statement of operations or additional paid-in capital. The timing of such reversals has not been consistent and as a result, HLTH’s income tax expense can fluctuate significantly from period to period in a manner not directly related to HLTH’s operating performance. HLTH excludes the income tax provision (benefit) from Adjusted EBITDA (i) because it believes that the income tax provision (benefit) is not directly attributable to the underlying performance of HLTH’s business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different tax attributes. Investors should note that income tax provision (benefit) will recur in future periods.
•	Other Items. HLTH engages in other activities and transactions that can impact HLTH’s overall consolidated income (loss) from continuing operations. These other items included, but were not limited to, (i) legal expenses relating to the on-going Department of Justice investigation, (ii) equity in earnings of EBS Master LLC, which represented 48% of EBS’s income through February 8, 2008, (iii) gain on repurchases of our convertible notes, (iv) a reduction of certain sales and use tax contingencies resulting from the expiration of certain applicable statutes of limitations, (v) advisory expenses relating to the potential merger of HLTH into WHC, (vi) gain on sale from the sale of the remaining 48% ownership interest in EBS Master LLC, and (vii) loss on the impairment of auction rate securities. HLTH excludes these other items from Adjusted EBITDA because it believes these activities or transactions are not directly attributable to the performance of HLTH’s business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that some of these other items may recur in future periods.

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